Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Third Quarter 2012 Financial Results

•                  Total revenue of $40.1 million, up 47% year-over-year

•                  GAAP operating income of $0.9 million; non-GAAP operating income of $5.7 million, up 84% year-over-year

•                  GAAP net income of $0.6 million; non-GAAP net income of $5.4 million

•                  Adjusted EBITDA of $6.0 million, up 82% year-over-year

Orange, Conn., November 6, 2012 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of communications lifecycle management (CLM) software and related services, today announced financial results for its third quarter ended September 30, 2012.

“We are very pleased with the company’s strong execution during the third quarter, which resulted in revenue and profitability that exceeded our expectations,” stated Albert Subbloie, president and CEO of Tangoe. “The compelling value proposition associated with Tangoe’s suite of integrated solutions continued to fuel the strong growth of our recurring revenue during the quarter. We again had a very strong quarter for new customer additions, in addition to enjoying significant success expanding many of our existing relationships with large, global customers.”

Subbloie added, “We are very excited about our long-term product roadmap, which we believe will further expand Tangoe’s leadership position and market share gains.  Demand for CLM solutions remains strong, and we continue to be optimistic about the company’s future.  This is supported by our increased financial guidance for 2012, as well as our initial guidance of continued strong revenue growth and adjusted EBITDA margin expansion for the full year 2013.”

Third Quarter 2012 Financial Highlights

•                  Revenue: Total revenue for the third quarter was $40.1 million, an increase of 47% on a year-over-year basis. Recurring technology and services revenue was $36.1 million, an increase of 48% on a year-over-year basis. Strategic consulting, software licenses and other services revenue contributed the remaining $4.0 million of total revenue for the third quarter of 2012.

•                  Operating Income: GAAP operating income for the third quarter was $0.9 million, compared to a GAAP operating loss of $0.4 million for the third quarter of 2011.  Non-GAAP operating income for the third quarter was $5.7 million, representing an increase of 84% compared to $3.1 million for the third quarter of 2011.

•                  Net Income (Loss):GAAP net income for the third quarter was $0.6 million, compared to a $1.9 million net loss for the same period last year. GAAP diluted income per share for the third quarter was $0.01, based on 41.0 million weighted-average diluted shares outstanding, compared to a loss per share of $0.10, after deducting dividends and accretion related to our preferred stock and based on 22.8 million weighted-average shares outstanding, for the same period last year.

Non-GAAP net income for the third quarter was $5.4 million, up 100% compared to $2.7 million for the third quarter of 2011. Non-GAAP diluted net income per share for the third quarter was $0.13 based on 41.0 million weighted-average diluted shares outstanding compared to $0.08 per share based on 35.1 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the third quarter was $6.0 million, an increase of 82% compared to $3.3 million for the third quarter of 2011. Adjusted EBITDA margin was 15.0% for the third quarter of 2012, an increase compared to a 12.2% margin for the same period last year.

•                  Cash and Cash Flow: As of September 30, 2012, Tangoe had cash and cash equivalents of $55.7 million, a decrease of $22.7 million from the end of the prior quarter due primarily to the acquisition of Symphony Teleca’s TEM business.

The company generated $6.0 million in net cash from operations for the third quarter of 2012, compared to $1.7 million during the third quarter of 2011.  The company generated $5.4 million in unlevered free cash flow for the quarter, an increase of 157% compared to $2.1 million during the third quarter of 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of November 6, 2012, Tangoe is providing guidance for its fourth quarter and raising its full year 2012 guidance.  In addition, the company is establishing its initial guidance for the full year 2013:

•                  Fourth Quarter 2012 Guidance: Total revenue is expected to be in the range of $42.1 million to $42.6 million. Adjusted EBITDA is expected to be in the range of $7.2 million to $7.6 million.  Non-GAAP net income per share is expected to be in the range of $0.15 to $0.16 based on approximately 41.0 million weighted-average diluted shares outstanding.

•                  Full Year 2012 Guidance: Total revenue is expected to be in the range of $152.6 million to $153.1 million.  Adjusted EBITDA is expected to be in the range of $22.0 million to $22.4 million.  Non-GAAP net income per share is expected to be in the range of $0.48 to $0.49 based on approximately 39.9 million weighted-average diluted shares outstanding.

•                  Full Year 2013 Guidance: Total revenue is expected to be in the range of $188.0 million to $191.0 million.  Adjusted EBITDA is expected to be in the range of $31.0 million to $32.0 million.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EST to review the company’s financial results for the third quarter of 2012 and business outlook. To access this call, dial 888.857.6931 (United States), or 719.325.2383 (international), with conference ID #3882483.  A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at

http://investor.tangoe.com/, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through November 20, 2012, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #3882483.

About Tangoe

Tangoe is a leading global provider of Communications Lifecycle Management (CLM) software and services to a wide range of global enterprises. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, mobile device management, invoice processing, expense allocation and accounting, and asset decommissioning and disposal. Tangoe’s Communications Management Platform (CMP) is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2011 only, restructuring charge and decrease (increase) in fair value of warrants for redeemable convertible preferred stock; less amortization of leasehold interest and interest income.  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and, for 2011 only, restructuring charge and amortization of deferred financing costs.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and, for 2011 only, restructuring charge, term loan repayment fee, term loan debt discount, amortization of deferred financing costs and decrease (increase) in fair value of warrants for redeemable convertible preferred stock.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments and, for 2011 only, IPO related expense payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on August 14, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012

Revenue:
Recurring technology and services	$24,456	$36,138	$67,893	$98,969
Strategic consulting, software licenses and other	2,856	4,000	7,807	11,573
Total revenue	27,312	40,138	75,700	110,542

Cost of revenue:
Recurring technology and services	11,926	16,696	32,391	45,809
Strategic consulting, software licenses and other	1,142	1,588	3,659	4,835
Total cost of revenue	13,068	18,284	36,050	50,644

Gross profit	14,244	21,854	39,650	59,898

Operating expenses:
Sales and marketing	4,113	6,275	11,774	17,732
General and administrative	4,683	8,083	12,855	21,830
Research and development	3,023	4,263	8,718	12,126
Depreciation and amortization	1,249	2,297	3,380	6,168
Restructuring charge	1,549	—	1,549	—
(Loss) income from operations	(373)	936	1,374	2,042

Other income (expense), net:
Interest expense	(1,427)	(256)	(2,863)	(683)
Interest income	14	22	21	60
Decrease (increase) in fair value of warrants for redeemable convertible preferred stock	19	—	(1,996)	—
(Loss) income before income tax provision	(1,767)	702	(3,464)	1,419
Income tax provision	88	121	394	308
Net (loss) income	(1,855)	581	(3,858)	1,111
Preferred dividends	(310)	—	(2,168)	—
Accretion of redeemable convertible preferred stock	(5)	—	(37)	—
(Loss) income applicable to common stockholders	$(2,170)	$581	$(6,063)	$1,111

(Loss) income per common share:
Basic	$(0.10)	$0.02	$(0.56)	$0.03
Diluted	$(0.10)	$0.01	$(0.56)	$0.03

Weighted average number of common share:
Basic	22,769	37,410	10,831	36,079
Diluted	22,769	40,963	10,831	39,616

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2011	2012
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,407	$55,736
Accounts receivable	25,311	33,223
Prepaid expenses and other current assets	2,503	3,282
Total current assets	71,221	92,241
COMPUTERS, FURNITURE AND EQUIPMENT-NET	3,334	4,009

OTHER ASSETS:
Intangible assets-net	28,800	46,334
Goodwill	36,266	65,880
Security deposits and other non-current assets	1,241	1,407
TOTAL ASSETS	$140,862	$209,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,605	$8,269
Accrued expenses	7,061	9,416
Deferred revenue-current portion	9,051	9,795
Notes payable-current portion	7,904	28,557
Other current liabilities	1,079	326
Total current liabilities	31,700	56,363

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	1,659	3,620
Deferred revenue-less current portion	2,624	1,546
Notes payable-less current portion	8,290	227
Total liabilities	44,273	61,756

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	3	4
Additional paid-in capital	142,905	192,917
Warrants for common stock	10,610	10,610
Less: notes receivable for purchase of common stock	(93)	—
Accumulated deficit	(56,795)	(55,684)
Other comprehensive (loss) income	(41)	268
Total stockholders’ equity	96,589	148,115
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$140,862	$209,871

TANGOE, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2011	2012
Operating activities:
Net (loss) income	$(3,858)	$1,111
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of debt discount	1,181	570
Amortization of leasehold interest	—	(74)
Depreciation and amortization	3,380	6,168
Restructuring charge	1,549	—
(Decrease) increase in deferred rent liability	(101)	34
Amortization of marketing agreement intangible assets	65	119
Allowance for doubtful accounts	23	—
Deferred income taxes	221	75
Stock based compensation	2,664	6,539
Foreign exchange loss	—	40
Increase in fair value of warrants for redeemable convertible preferred stock	1,996	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(5,831)	(826)
Prepaid expenses and other assets	86	783
Other assets	(327)	(136)
Accounts payable	3,189	459
Accrued expenses	(364)	113
Deferred revenue	1,438	(1,440)
Net cash provided by operating activities	5,311	13,535
Investing activities:
Purchases of computers, furniture and equipment	(482)	(1,333)
Cash paid in connection with acquisitions	(8,166)	(38,410)
Net cash used in investing activities	(8,648)	(39,743)
Financing activities:
Repayment of debt	(37,715)	(2,986)
Borrowings of debt	20,000	—
Proceeds from public offerings, net of issuance costs	66,998	37,729
Proceeds from warrant exercises	182	88
Deferred financing costs	(170)	—
Proceeds from notes receivable	—	93
Proceeds from exercise of options	650	3,653
Net cash provided by financing activities	49,945	38,577

Effect of exchange rate on cash	—	(40)

Net increase in cash and cash equivalents	46,608	12,329
Cash and cash equivalents, beginning of period	5,913	43,407
Cash and cash equivalents, end of period	$52,521	$55,736

TANGOE, INC.

Calculation of Non-GAAP Operating Income (Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011		2012		2011		2012
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
(Loss) income from operations	$(373)	-1.4%	$936	2.3%	$1,374	1.8%	$2,042	1.8%

Add:
Stock based compensation expense	897	3.3%	2,755	6.9%	2,664	3.5%	6,539	5.9%
Restructuring costs	1,549	5.7%	—	0.0%	1,549	2.0%	—	0.0%
Amortization of intangibles	757	2.8%	1,821	4.5%	2,159	2.9%	4,710	4.3%
Amortization of debt discount	165	0.6%	212	0.5%	540	0.7%	570	0.5%
Amortization of deferred financing costs	153	0.6%	—	0.0%	227	0.3%	—	0.0%
Non-GAAP income from operations	$3,148	11.5%	$5,724	14.3%	$8,513	11.2%	$13,861	12.5%

TANGOE, INC.

Reconciliation of Net (loss) income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011		2012		2011		2012
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net (loss) income	$(1,855)	-6.8%	$581	1.4%	$(3,858)	-5.1%	$1,111	1.0%
Interest expense	1,427	5.2%	256	0.6%	2,863	3.8%	683	0.6%
Interest income	(14)	-0.1%	(22)	-0.1%	(21)	0.0%	(60)	-0.1%
Income tax provision	88	0.3%	121	0.3%	394	0.5%	308	0.3%
Depreciation and amortization	1,249	4.6%	2,297	5.7%	3,380	4.5%	6,168	5.6%
Amortization of marketing agreement intangible assets	16	0.1%	46	0.1%	65	0.1%	119	0.1%
Amortization of leasehold interest	—	0.0%	(25)	-0.1%	—	0.0%	(74)	-0.1%
Stock based compensation expense	897	3.3%	2,755	6.9%	2,664	3.5%	6,539	5.9%
Restructuring charge	1,549	5.7%	—	0.0%	1,549	2.0%	—	0.0%
(Decrease) Increase in fair value of warrants for redeemable convertible preferred stock	(19)	-0.1%	—	0.0%	1,996	2.6%	—	0.0%
Adjusted EBITDA	$3,338	12.2%	$6,009	15.0%	$9,032	11.9%	$14,794	13.4%

TANGOE, INC.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012
Net (loss) income	$(1,855)	$581	$(3,858)	$1,111

Add:
Stock based compensation expense	897	2,755	2,664	6,539
Restructuring charge	1,549	—	1,549	—
Amortization of intangibles	757	1,821	2,159	4,710
Amortization of debt discount	165	212	540	570
Amortization of deferred financing costs	153	—	227	—
(Decrease) Increase in fair value of warrants for redeemable convertible preferred stock	(19)	—	1,996	—
Orix loan repayment	400	—	400	—
Term loan debt discount	641	—	641	—
Non-GAAP net income	$2,688	$5,369	$6,318	$12,930

Non-GAAP net income per share: diluted	$0.08	$0.13	$0.20	$0.33

Fully diluted weighted average shares outstanding	35,124	40,963	31,640	39,616

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012
Cost of revenue	$178	$362	$499	$947
Sales and marketing	207	586	589	1,455
General and administrative	466	1,643	1,447	3,727
Research and development	46	164	129	410
Total	$897	$2,755	$2,664	$6,539

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012
Net cash provided by operating activities	$1,733	$5,993	$5,311	$13,535

Add:
Interest payments, net	627	22	1,600	94
IPO Expense payments	—	—	466	—

Subtract:
Capital Expenditures	306	583	1,148	1,333

Unlevered Free Cash Flow	$2,054	$5,432	$6,229	$12,296

Investor Contact:

Seth Potter

ICR

512.344.0277

ir@tangoe.com

Media Contact:

Kristin Conforti

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com